                                  EXHIBIT 11(A)

                        Consent of KPMG Peat Marwick LLP

                          INDEPENDENT AUDITOR'S CONSENT


The Board of Trustees of
  BB&T Mutual Funds Group


We consent to the use of our report dated November 13, 1998 for the BB&T Mutual Funds Group as incorporated by reference herein and to the reference of our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information included herein.


                                           /s/ KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP


Columbus, Ohio
November 23, 1998